UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     December 21, 2015 (December 18, 2015)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

Fusion Telecommunications International, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the "Meeting") on December 18, 2015, at 3:00 p.m., New York city time.  The Meeting was held at the Company's principal office located at 420 Lexington Avenue, Suite 1718, New York, New York 10170.

Two proposals were presented for consideration and adopted by the Company's stockholders at the Meeting:

1.           the election of nine (9) Director nominees to hold office until the Company’s next Annual Meeting of Stockholders; and

2.           the ratification of the engagement of EisnerAmper LLP (“EA”) to act as the Company’s Independent Registered Public Accountant for the year ending December 31, 2015.

The number of shares cast for and withheld, as well as the number of broker non-votes, as to Proposal One is as follows:

Proposal to elect nine (9) Director nominees to hold office until the Company’s next Annual Meeting of Stockholders	Votes For	Votes Withheld	Broker Non-Votes
Marvin S. Rosen	6,063,307	992,647	1,787,923
Philip D. Turits	6,754,082	301,872	1,787,923
Matthew D. Rosen	6,753,263	302,691	1,787,923
E. Alan Brumberger	6,639,038	416,916	1,787,923
Jack Rosen	6,679,665	376,289	1,787,923
Paul C. O’Brien	6,754,126	301,828	1,787,923
Michael J. Del Giudice	6,744,505	311,449	1,787,923
Larry Blum	6,663,921	392,033	1,787,923
William Rubin	6,754,121	301,833	1,787,923

The number of shares cast for and against, as well as the number of abstentions and broker non-votes as to Proposal Two submitted to Stockholders is as follows:

Proposal to ratify the engagement of EA to act as the Company’s Independent Registered Public Accountant for the year ending December 31, 2015	Votes For	Votes Against	Abstentions	Broker Non-Votes
	8,818,127	24,796	954	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By: /s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
December 21, 2015	President, Chief Operating Officer and Acting Chief Financial Officer